SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

CHINA LIAONING DINGXU ECOLOGICAL AGRICULTURE DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-170480	80-0638212
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

400 Spectrum Center Dr Suite 1550

Irvine, CA92618

(Address of principal executive offices) (Zip Code)

1.702.213.3888

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01 Other Events

New Management of the Company appoints new Officers and Directors as follows:

NEW COMPANY OFFICERS & CONTACTS

Huijun He	CEO, Vice President, Secretary
Ray Zhiping Cai	Chairman or President
Hamilton Jay	Vice President
Xu Tang	Vice President
Lan Liu	Chief Operations Officer
Daniel Sobolewski	Company Advisor
Hao Tian Luo	Company Advisor
Cervantes Lee	Lead Operations Manager

NEW COMPANY DIRECTORS

Ray Zhiping Cai	Chairman or President	Stake Holder 33%
Huijun He	Vice president and CEO	Stake Holder 36%
Xu Tang	Vice President	Stake Holder 10%
Hamilton Jay	Vice President	Stake Holder 1%
Hao Tian Luo	Director	Stake Holder 10%
Lingyun Xiang	Director	Stake Holder 10%

The Company is currently working on a name change.

The Company has launched a new web site www.mcseninc.com

All previous management, service providers board members of the Company have either resigned, or their services were terminated.

The Company files its periodic reports with SEC as a voluntary filer in its first steps towards becoming a rep and its current filings may or may not reflect on OTC Markets icon rank status.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned , thereunto duly authorized.

CHINA LIAONING DINGXU ECOLOGICAL AGRICULTURE DEVELOPMENT, INC.

Date: April 26, 2019	By:	/s/ Huijun He
Huijun He, Secretary and Treasurer